Exhibit 99.1

Hi-Crush Inc. Enters into Restructuring Support Agreement with Unsecured Noteholders

HOUSTON, July 13, 2020 - Hi-Crush Inc. (NYSE: HCR), (“Hi-Crush” or the “Company”), a fully-integrated provider of proppant logistics solutions, today announced it has entered into a Restructuring Support Agreement (the “Agreement”) with certain noteholders (the “Noteholders”), collectively owning or controlling approximately 94% of the aggregate outstanding amount of the Company’s 9.5% Senior Unsecured Notes due 2026 (the ”2026 Notes”). To implement the terms of the Agreement, the Company also announced that it has voluntarily filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas.

The terms of the Agreement provide for a comprehensive restructuring of the Company’s balance sheet (the “Prearranged Plan”) to be implemented through the commencement of Chapter 11 cases. The Prearranged Plan, if implemented, will result in the elimination of approximately $450 million of unsecured note debt and an ongoing reduction in annual interest expense of greater than $43 million. The Prearranged Plan also contemplates the equitization of certain material general unsecured claims against the Company. The Prearranged Plan provides the Company significant additional liquidity and minimizes operational disruptions.

During the Chapter 11 proceedings, the Company will continue to operate its business in the normal course without disruption to its vendors, customers, or employees, and will have sufficient liquidity to meet its financial obligations during the restructuring process. Through certain motions filed concurrent with the Chapter 11 cases (the “First Day Motions”), Hi-Crush estimates that substantially all trade vendors who will have an ongoing business relationship with the Company will be paid for goods and services in the normal course of business without interruption. Working with the Noteholders, the Company expects to complete the Chapter 11 process within 60 to 90 days.

In addition, the Company has received commitments from its various pre-petition lenders for $65 million in Debtor-In-Possession and exit financing (the “DIP/Exit Facilities”), subject to typical and customary terms, which will be used to meet working capital needs during the pendency of the case and long-term capital needs post emergence. The DIP/Exit Facilities consist of, (i) a $25 million Senior Secured Asset Based Loan from its pre-petition secured lenders that will convert to an exit facility upon the Company’s emergence from the Chapter 11 Cases, and (ii) a $40 million DIP loan from the participating Noteholders, scheduled to be refinanced to $40 million of new Senior Secured Convertible Notes (the “New Secured Convertible Notes”) upon emergence from the Chapter 11 Cases.

“We are very pleased to have reached this agreement with our various lenders,” said Mr. Robert E. Rasmus, Chairman and Chief Executive Officer of Hi-Crush. “The agreement will allow Hi-Crush to maintain normal operations and continue delivering high quality services to our customers. We will also significantly improve our balance sheet and enhance our Company’s financial flexibility over the near and long-term. The exchange of debt for equity is a clear indication of the high confidence our noteholders have in the future of Hi-Crush. The agreement itself will simplify and accelerate the restructuring process, and we expect to emerge from this process in an even stronger market position with an enhanced ability to execute on our operational strategy and grow our business over the long-term. We look forward to continuing to work with all of our partners across the oil and gas industry.”

The Prearranged Plan, First Day Motions, and DIP/Exit Facilities are subject to court approval and, as such, final terms of any restructuring transaction may differ. If approved, they provide for the following:

•	Payment of substantially all go-forward trade claims in the ordinary course

•	Cancellation of current equity

•	Conversion of $450 million of existing pre-petition debt into equity of the reorganized company

•	$40 million rights offering for New Secured Convertible Notes subject to certain typical and customary terms

The Company has set up a toll-free hotline to answer questions regarding this transaction. The hotline can be accessed by calling (866) 554-5810. Additional information regarding Hi-Crush Inc.’s restructuring and Chapter 11 filing, is available at https://www.ir.hicrush.com/restructuring.

Advisors

Lazard is acting as financial advisor, Latham & Watkins LLP is acting as legal counsel, and Alvarez & Marsal is acting as restructuring advisor to Hi-Crush Inc. in connection with the Prearranged Plan. Moelis & Company is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison is acting as legal advisor to the Noteholders.

This press release does not constitute an offer to sell or purchase any securities, which would be made only pursuant to definitive documents and an applicable exemption from the Securities Act of 1933, as amended.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “should,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “hope,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” “likely,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (the “SEC”), including those described under Item 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2019 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About Hi-Crush Inc.

Hi-Crush Inc. is a fully-integrated provider of proppant and logistics services for hydraulic fracturing operations, offering frac sand production, advanced wellsite storage systems, flexible last mile services, and innovative software for real-time visibility and management across the entire supply chain. Our strategic suite of solutions provides operators and service companies in all major U.S. oil and gas basins with the ability to build safety, reliability and efficiency into every completion.

Investor contact:

Caldwell Bailey, Manager, Investor Relations

Marc Silverberg, ICR

ir@hicrushinc.com

(713) 980-6270